Exhibit 10.1

English Translation

AGREEMENT FOR TRUST OF EQUITY AND OTHER RELEVANT ARRANGEMENT

THIS AGREEMENT is entered into by and among the following No.1 through No.4 parties on the 26th day of October, 2006.

1.	Master Topful Limited, a corporation duly incorporated under laws of British Virgin Islands, with its registered address at Akara Bldg., 24 De Castro Street, Wickhams Cay 1 Road Town, Tortola, British Virgin Islands (hereinafter referred to as “Company”);

2.	Xiao Xianquan, whose ID card number is 519004196611203917, with his address at No.11, Unit 2, Block 1, No.16, Wang Jia Ba Street, Jinjiang District, Chengdu City (hereinafter referred to as “Trustee”);

3.	Yang Zhiwei, et al. 104 persons, whose name, ID card number and address are listed in the Attachment A hereto (hereinafter referred to as “Trustors”);

4.	Xu Dong, whose passport number is G01452308, with his address at No.1001, Block A, Tian Hi-Tech Plaza, West Shennan Road, Futian District, Shenzhen City (hereinafter referred to as “Guarantor”);

5.	Noah Education Holdings Ltd., a corporation duly incorporated under laws of Cayman Islands, with its registered address at Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as “NEHL”).

WHEREAS

1.	The Company applies to subscribe 736,721 shares of NEHL stocks from NEHL on the date of , 2006, and the Company will hold 736,721 shares of NEHL stocks (hereinafter referred to as “NEHL Stocks”) after the subscription is completed and the Company is officially registered as a shareholder of NEHL;

2.	The Company will issue 1000 shares of stocks (hereinafter referred to as “Corporate Stocks”) to the Trustee and the Trustors at a price of US$ 1 per share (hereinafter referred to as “Subscription Price”);

3.	All Trustors hereby agree that they will entrust the Trustee to hold their Corporate Stocks for and on behalf of them as beneficiary shareholders in accordance with the terms and conditions of this Agreement, and the Trustee hereby agrees that he will register the Corporate Stocks for and on behalf of the Trustors in accordance with the terms and conditions of this Agreement;

4.	To secure the performance of all obligations of the Trustee hereunder, the Guarantor, as a Director of the Company and NEHL and the biggest shareholder of NEHL, hereby agrees to act as a guarantor of the Trustee to secure Trustee’s performance of all obligations hereunder;

5.	To safeguard the benefits of the Guarantor, the Trustee and the Trustors hereby agree to create a charge on the Corporate Stocks for the benefits of the Guarantor, as counter-security for the guaranty provided by the Guarantor hereunder.

NOW, THEREFORE, all parties hereby enter into the following terms and conditions through friendly negotiations, with respect to the trust of stocks, guaranty, charge and other relevant arrangements:

ARTICLE 1 ISSUANCE AND SUBSCRIPTION OF CORPORATE STOCKS

1.	The Company will issue 1000 shares of Corporate Stocks to the Trustee and the Trustors at a price of US$ 1 per share. The Trustee and Trustors, via holding the Corporate Stocks, are ultimately entitled to the beneficiary rights and interests of 736,721 shares of NEHL Stocks in NEHL.

It is acknowledged by all parties that Xiao Xianquan, via holding Corporate Stocks, ultimately holds 360,455 shares of NEHL Stocks in NEHL and will hold other 376,266 shares of NEHL Stocks for and on behalf of the Trustors under the trust.

2.	The Trustee and Trustors shall purchase their respectively subscribed shares using foreign exchange they have in Mainland China or lawfully obtain abroad and shall go through the formalities for overseas investment foreign exchange registration according to the law.

ARTICLE 2 STOCK CERTIFICATE AND TRUST

1.	The stock certificate of Corporate Stocks shall be indicated as No.1. In consideration that the Trustee and Trustors agree to charge the Corporate Stocks for the benefits of the Guarantor, the said stock certificate shall be kept by the Guarantor in custody.

2.	The Trustee hereby acknowledges that with respect to 736,721 shares of NEHL Stocks he indirectly holds via holding 1,000 shares of Corporate Stocks, other than the beneficiary rights and interests of 360,455 shares of NEHL Stocks he holds, the beneficiary rights and interests of remaining 376,266 shares of NEHL Stocks are indirectly held by all the Trustors via holding corresponding proportion of Corporate Shares. Such corresponding proportion of Corporate Shares are subscribed and owned by all the Trustors, and the Trustors are unconditionally entitled to all rights, interests and other consequential benefits to such Corporate Stocks held under the trust.

ARTICLE 3 OTHER CONDITIONS FOR TRUSTEE AND TRUSTORS TO OBTAIN AND HOLD CORPORATE STOCKS

The Trustee and Trustors hereby confirm and agree with the Company and the Guarantor that the Corporate Stocks subscribed and owning are subject to the following conditions:

1.	All limitations applicable to other existing shareholders of NEHL and the Company under the Stock Subscription Agreement;

2.	If the NEHL Stocks held by the Company are not allowed to be sold or otherwise disposed of (including setting mortgage, charge or any other encumbrance for the benefits of third party) within a certain period according to the requirement of applicable laws and/or relevant contract after NEHL is publicly listed, the Trustee and Trustors shall not demand to sell or otherwise dispose of (including setting mortgage, charge or any other encumbrance for the benefits of third party) the Corporate Stocks and the rights and interests of NEHL Stocks they indirectly hold in NEHL via holding Corporate Stocks during the said period;

3.	Upon occurrence of circumstances for repurchase hereunder, the Company shall be entitled to repurchase all Corporate Stocks and the Trustee and/or the relevant Trustors shall be obliged to sell all Corporate Stocks they are holding as a beneficiary, and the repurchase price shall be the same as the subscription price of Corporate Stocks. The circumstances of repurchase hereunder include but not limited to: (1) to sell rights and interests of NEHL Stocks according to Article 6 hereof; (2) the Trustee and/or the relevant Trustors resign without approval of NEHL or the Board of Directors of any company established by NEHL in China; or (3) the Trustee and/or the relevant Trustors are dismissed by NEHL or the Board of Directors of any company established by NEHL in China due to material violation of labor discipline or criminal offence or any other act materially impairs the interests of the company (such as violation of non-competition obligation or confidentiality obligation). Upon occurrence of any of the above mentioned circumstances, the Company shall issue new shares to one or more than one persons designated by the Company or Guarantor not exceeding the number of shares repurchased hereunder at a price of US$ 1 per share, provided that the person or persons such new shares issued to must be the full-time employees of NEHL or its wholly owned affiliates;

4.	The Trustee and Trustors hereby agree and guarantee that, prior to the initial public offering by NEHL (hereinafter referred to as “IPO”) or all or substantial part of NEHL’s assets being sold, they will not sell, mortgage or dispose of all Corporate Stocks they are holding as a beneficiary by whatever means, unless the same are charged for the benefits of the Guarantor. Furthermore, all Trustors may not demand the Trustee to transfer the Corporate Stocks in trust hereunder to all Trustors for direct holding.

ARTICLE 4 VOTING RIGHT

The Trustee and Trustors hereby agree that, the Company shall entrust the Trustee to exercise its voting rights as a shareholder of NEHL by any means the Trustee reasonably considers and believes will not be harmful to the interests of the Company and Trustors.

ARTICLE 5 DIVIDEND, CASH OR OTHER INCOME

1.

If the Company receive any dividend from NEHL prior to the IPO by NEHL or all or substantial part of NEHL’s assets being sold, the Trustee shall the distribute the dividends received from NEHL to the Trustors and himself as dividend based on the proportion of NEHL Stocks they are holding in NEHL. NEHL shall at first pay such dividends to an overseas bank account opened by the Company in the name of the Company and escrowed by the Guarantor (hereinafter referred to as “Company Account”). When the dividends are paid to the Company Account, the directors of the

Company shall distribute such dividends to the Trustee and Trustors according to their respective proportion of NEHL Stocks they are holding in NEHL and then pay the distributed dividends from the Company Account to an overseas bank account opened in the name of the Trustee and jointly controlled by the Trustee and a representative appointed by all the Trustors (hereinafter referred to as “Special Account”).

2.	If all or substantial part of NEHL’s assets are sold and the Company receives any cash or other incomes (if any) therefore, the Trustee shall ensure such cash or other incomes shall be distributed to the Trustee and Trustors according to the proportion of NEHL Stocks they are holding in NEHL respectively and by means not harmful to the interests of the Trustors. In case of cash received by the Company, such cash shall be distributed to the Trustee and all the Trustors in the way as specified in above Paragraph 1, Article 5 hereof; in case of stocks or other goods, it shall be ensured that such stocks and goods may be registered in the name of the Trustee or the Trustors according to the proportion.

ARTICLE 6 SPECIAL ARRANGEMENT FOR SALE AFTER NEHL SHARES ARE PUBLICLY LISTED

1.	If the Trustee or any Trustor intends to sell the any NEHL Stocks they indirectly hold via holding the Corporate Stocks, they may not directly sell NEHL Stocks but must through the Company. (The Trustee or any Trustor intends to sell NEHL Stocks hereinafter is referred to as “Seller”.)

2.	After the Company has sold the NEHL Stocks as demanded by the Seller, the corresponding shares owned by the Seller in the Company shall be repurchased by the Company.

3.	In case that the Seller is any Trustor, such a Trustor shall send a notice to the Guarantor and the Trustee prior to putting forward his demand (hereinafter referred as “Prior Notice”); in case that the Seller is the Trustee, he shall send a notice to the Guarantor prior to putting forward his demand. Such prior notice shall clearly indicate the quantity of NEHL Stocks to be sold, period of selling, price scope and arrangement of proceeds receiving from sale as well as information of the bank account to collect the proceeds receiving from sale.

4.	After the Company has sold the NEHL Stocks upon request of the Seller, the Company shall remit the proceeds from sale to the Special Account according to above Paragraph 1, Article 5 hereof, and then the Trustee and a representative jointly appointed by the Trustors shall transfer the proceeds from sale to the Seller. The Company or the Trustee and the representative jointly appointed by the Trustors may withhold the cost of purchasing shares, taxes payable by the Seller and relevant service charges from the proceeds received from sale of such stocks in accordance wit the applicable laws and regulations.

5.	Notwithstanding the provision mentioned in the preceding sentence, if the Guarantor, the Company, any other Trustor appointed by the Guarantor or any other third party appointed by the Guarantor agrees to purchase the NEHL Stocks to the sold by the Seller at the middle price within the scope of selling price as specified in the Prior Notice, the Seller shall sell his NEHL Stocks to the Guarantor, the Company, any other Trustor appointed by the Guarantor or any other third party appointed by the Guarantor.

6.	If the Trustee or any Trustor intends to sell the any Corporate Stocks, it shall be executed according to above Paragraph 3 and Paragraph 5 of this Article 6.

ARTICLE 7 CHARGE OF CORPORATE STOCKS

In order to secure the performance of this Agreement, especially the Trustee’s performance of his obligations hereunder, the Trustee and all the Trustors agree to set charge on the Corporate Stocks for the benefits of the Guarantor during the term of this Agreement.

ARTICLE 8 FINAL DISPOSITION OF CORPORATE STOCKS

The Trustee and Trustors hereby agree that, if the Company does not own any share in NEHL due to any cause, the Corporate Stocks shall be repurchased and then cancelled by the Company without compensation.

ARTICLE 9 GUARANTY

The Guarantor hereby agrees to provide the guaranty to secure the Trustee’s performance of his obligations hereunder. If the Trustee fails to perform any obligation hereunder and so causes any losses or damages to the Trustors, the Guarantor shall indemnify the Trustors against such losses and damages.

ARTICLE 10 REMUNERATION, EXPENSE AND APPOINTMENT OF NEW TRUSTEE

1.	The Company and the Trustors hereby agree that, as remuneration to the Trustee for his custody of Corporate Stocks and performance of relevant obligations hereunder, the Company shall pay US$ 1 to the Trustee, which shall be paid from the Company Account.

2.	The cost for establishment of the Company and all costs and expenses incurred from trust, transfer and charge of Corporate Stocks, maintenance of the Company, distribution of dividends and goods as well as all costs and expenses in connection with this Agreement or arising from performance of this Agreement shall be borne by the Company and the Guarantor respectively.

3.	If the Trustee is unable to or improper to perform his obligations of custody of the Corporate Stocks hereunder due to any cause during the term of this Agreement, the Trustee and Trustors hereby agree that the Guarantor may appoint a new trustee to perform such obligations.

ARTICLE 11 GOVERNING LAW AND DISPUTE SETTLEMENT

This Agreement shall be governed by and construed in accordance with the applicable laws of the People’s Republic of China. Any dispute in connection with this Agreement or arising from interpretation or performance of this Agreement shall be settled by both parties through friendly negotiations. If the dispute can not be settled through negotiations within 30 days upon occurrence, it shall be submitted to China International Economic and Trade Arbitration Commission South China Sub-commission and be arbitrated according to the valid and current arbitration rules upon the application.

SIGNATURE PAGE

Master Topful Limited

Duly Authorized Representative (Signature):	Xiao Xianquan

/s/ Xiao Xianquan

Trustee (Signature):	Xiao Xianquan

/s/ Xiao Xianquan
Trustors: Refer to Attachment A for Signatures

Guarantor (Signature):	Xu Dong

/s/ Xu Dong

Attachment A: Basic Information and Signature of Trustors

Termination Agreement

This Agreement is entered into on this day of 29 June 2007 by and among:

1.	Master Topful Limited, a company incorporated under the laws of British Virgin Islands and having its registered office at Akara Bldg., 24 De Castro Street, Wickhams Cay 1 Road Town, Tortola, British Virgin Islands (hereinafter referred to as the “Company”);

2.	Mr. Xiao Xianquan, ID No.: 519004196611203917, residential address: No. 11, Unit 2, Building No.1, No.16 of Wangjiaba Street, Jinjiang District, Chengdu, the People’s Republic of China (hereinafter referred to as the “Trustee”);

3.	Mr. Xu Dong, Passport No.: G0142308, residential address: No. 1001, Building A, Tian An Innovation Science & Technology Plaza, Shennan Road West, Futian District, Shenzhen, the People’s Republic of China (hereinafter referred to as the “Guarantor”);

4.	Mr. Yang Zhiwei and other persons, the detailed information in relation to the name, ID No. and residential address of such persons shall refer to the attachment I to this agreement, all the aforesaid persons are hereinafter referred to as “Trustors”.

WHEREAS:

1.

The Company, the Trustee, the Guarantor and the Trustors entered into a trust agreement in relation to the shareholding and other relevant arrangements (hereinafter referred to as the “Trust Agreement”) on October 26th, 2006, and the Company, the Trustee and the Guarantor respectively issued to each of the Trustors a confirmation letter (hereinafter referred to as the “Confirmation Letter”). Based on the Trust Agreement and the Confirmation Letter, the Trustors will be entiled to subscribe the shares of the Company and will by this way be entitled to subscribe the shares of the Company and will by this way indirectly hold certain rights and interests in Noah Education Holdings Ltd. (hereinafter referred to as “NEHL”);

2.	The parties hereto decide to terminate the aforesaid arrangements mentioned in above 1 and alternatively NEHL will directly grant options to purchase its shares to the Trustee and the Trustors, therefore, the parties hereto agree to execute necessary documents to terminate the Trust Agreement and Confirmation Letter.

NOW THEREFORE, in respect of the termination of the Trust Agreement and the Confirmation Letter, the parties hereto agree as follows:

1.	The parties hereto agree and confirm that, the Trust Agreement and the Confirmation Letter shall be terminated upon the effective date of this termination agreement.

2.	The execution, validity, performance and interpretation of this agreement shall be governed by the laws of the People’s Republic of China.

All disputes arising in connection with this agreement shall first be discussed by the parties hereto in the hopes of resolving such disputes in a friendly manner. If such efforts fail to bring a resolution within thirty (30) days upon the occurrence of such disputes, such disputes shall be finally settled by South China Sub-Commission of China

International Economic and Trade Arbitration Commission in accordance with its arbitration rules for the time being in force. The arbitration award shall be final and binding on the parties hereto.

3.	This agreement shall come into force upon the date on which NEHL repurchase its shares held by the Company.

Master Topful Limited

Authorized Representative:	/s/ Xiao Xianquan (signature)

Print Name:	Xiao Xianquan

Trustee:	/s/ Xiao Xianquan (signature)

Print Name:	Xiao Xianquan

Trustors:	signatures shall refer to the attachment I

Guarantor:	/s/ Xu Dong (signature)
Print Name:	Xu Dong